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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              -------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 16, 2004


                             CORRPRO COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


                  001-12282                     34-1422570
          (Commission File Number) (I.R.S. Employer Identification No.)


                              1090 Enterprise Drive
                                Medina, OH 44256
          (Address of principal executive offices, including ZIP code)


                                 (330) 723-5082
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On March 16, 2004, the registrant issued a press release announcing that its shareholders had voted in favor of all proposals presented at a special meeting of shareholders held on March 16, 2004. Thirteen of the proposals related directly to the approval of the registrant's refinancing and recapitalization plan. One of the proposals related to an amendment to the registrant's Code of Regulations to extend, from seven to ten days, the notice period required to be given to shareholders in connection with the calling of shareholders' meetings. The remaining proposal, which was approved, provided that the registrant could have continued to solicit votes in the event that the requisite majority of votes required to approve the refinancing and recapitalization proposals had not been obtained. More detailed descriptions of the terms of the approval of the refinancing and recapitalization plan and extension of the shareholder notice period are contained in the full press release, attached hereto as Exhibit 99.1.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

Exhibit No.   Description
-----------   -----------

99.1          Press Release dated March 16, 2004, issued by Corrpro Companies,
              Inc.

99.2 Notice to Executive Officers and Directors dated March 22, 2004, issued by Corrpro Companies, Inc.


ITEM 11.TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS.

              On March 22, 2004, Corrpro Companies, Inc. issued a notice to its executive officers and directors concerning the Company's upcoming stock trading blackout in connection with a change in recordkeepers for the Corrpro Companies, Inc. 401(k) Savings Plan. A copy of the notice is attached hereto as Exhibit 99.2.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 23, 2004


                                     CORRPRO COMPANIES, INC.



                                     By:  /s/ Robert M. Mayer
                                          --------------------------------------
                                     Name:  Robert M. Mayer
                                     Title:  Senior Vice-President and Chief
                                     Financial Officer








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                                  EXHIBIT LIST

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated March 16, 2004, issued by Corrpro
                  Companies, Inc.

99.2 Notice to Executive Officers and Directors dated March 22, 2004, issued by Corrpro Companies, Inc.